Exhibit 99.1

Semtech Announces First Quarter of Fiscal Year 2015 Results

  Quarterly Revenue of $132.9 million, Up 5% Sequentially
  Book-To-Bill Greater Than 1:1
  Cash Flow From Operations Up 33% Year Over Year
  Repurchased Approximately 385,000 Shares for $10.0 million

CAMARILLO, Calif.--(BUSINESS WIRE)--May 21, 2014--Semtech Corporation (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, today reported unaudited financial results for its first quarter of fiscal year 2015, which ended April 27, 2014.

Net revenue for the first quarter of fiscal year 2015 was $132.9 million, down 18 percent from the first quarter of fiscal year 2014 and up 5 percent from the fourth quarter of fiscal year 2014.

Gross profit margin, computed in accordance with U.S. generally accepted accounting principles (GAAP), for the first quarter of fiscal year 2015 was 58.8 percent compared to 59.9 percent in the first quarter of fiscal year 2014 and 42.5 percent in the fourth quarter of fiscal year 2014.

GAAP net income for the first quarter of fiscal year 2015 was $7.9 million or $0.12 per diluted share. This compares to GAAP net income of $14.8 million or $0.22 per diluted share in the first quarter of fiscal year 2014 and GAAP net loss of $210.8 million or ($3.12) per diluted share in the fourth quarter of fiscal year 2014.

Included in the GAAP operating results for the fourth quarter of fiscal year 2014 were charges that included non-cash items of $146.6 million for the impairment of goodwill and other intangible assets, $15.0 million for inventory reserves, $9.2 million for fixed asset impairments and $4.9 million of one-time cash items associated with severance and contract cancelation liabilities from restructuring and realignment activities.

To facilitate the complete understanding of comparable financial performance between periods, Semtech also presents performance results net of certain non-cash and one-time items. Semtech's non-GAAP results exclude the following items:

  Stock-based compensation expense
  Acquisition related fair value adjustments
  Transaction and integration related expenses
  Intangible amortization and impairments
  Charges related to the strategic realignment, including:
    Termination benefit costs
    Leasehold and moving costs
    Contract commitment charges

Excluding the items listed above, non-GAAP net income for the first quarter of fiscal year 2015 was $21.8 million or $0.32 per diluted share. Non-GAAP net income was $31.3 million or $0.46 per diluted share in the first quarter of fiscal year 2014 and was $15.5 million or $0.23 per diluted share in the fourth quarter of fiscal year 2014.

Non-GAAP gross profit margin for the first quarter of fiscal year 2015 was 59.8 percent. Non-GAAP gross profit margin for the first quarter of fiscal year 2014 was 61.6 percent and 59.6 percent for the fourth quarter of fiscal year 2014.

As of April 27, 2014, Semtech had $244.3 million in cash, cash equivalents and marketable securities. This compares to $236.4 million in cash, cash equivalents and marketable securities at the end of the first quarter of fiscal year 2014 and $246.9 million in cash, cash equivalents and marketable securities at the end of the fourth quarter of fiscal year 2014.

Mohan Maheswaran, Semtech's President and Chief Executive Officer, stated “Semtech delivered Q1 results at the upper-end of guidance as we benefited from strength in our high-end consumer and enterprise computing markets. Bookings were strong during the quarter and we enter Q2 with a higher sequential backlog. We are pleased with our pipeline of new innovative platforms, our new product introductions and our continued design win momentum which we believe will drive future growth for us.”

The results announced today are preliminary, as they are subject to the Company finalizing its closing procedures and customary quarterly review by the Company's independent registered public accounting firm. As such, these results are subject to revision until the Company will have filed its quarterly report on Form 10-Q for the first quarter of fiscal year 2015.

Second Quarter of Fiscal Year 2015 Outlook

  Net sales are expected to be in the range of $138.0 million to $146.0 million
  GAAP gross profit margin is expected to be in the range of 59.3% to 60.3%
  Non-GAAP gross profit margin is expected to be in the range of 59.6% to 60.6%
  GAAP SG&A expense is expected to be in the range of $31.4 million to $32.4 million
  GAAP R&D expense is expected to be in the range of $28.0 million to $29.0 million
  Stock-based compensation expense, is expected to be approximately $7.3 million, categorized as follows: $0.4 million cost of sales, $4.4 million SG&A, and $2.5 million R&D
  Amortization of acquired intangible assets is expected to be approximately $6.4 million
  Interest and other expense is expected to be approximately $1.8 million
  GAAP tax rate is expected to be in the range of 13% to 15%
  Non-GAAP tax rate is expected to be in the range of 14% to 15%
  GAAP earnings are expected to be in the range of $0.18 to $0.24 per diluted share
  Non-GAAP earnings are expected to be in the range of $0.36 to $0.42 per diluted share
  Fully diluted share count is expected to be approximately 67.7 million shares
  Capital expenditures are expected to be approximately $10.0 million

Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross profit margin, net income and earnings per diluted share and free cash flow. To provide additional insight into the Company's second quarter outlook, this release includes a presentation of forward-looking non-GAAP earnings per diluted share. A further discussion of these non-GAAP financial measures can be found above. The non-GAAP gross profit margin, net income and earnings per diluted share measures exclude stock-based compensation, amortization of acquired intangible assets, and the other items detailed above. The non-GAAP presentation of free cash flow excludes capital expenditures. These non-GAAP measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company's management generally excludes the items noted above when managing and evaluating the performance of the business. The financial statements provided with this release include reconciliations of these non-GAAP measures to their most comparable GAAP results for the first and fourth quarters of fiscal year 2014 and a reconciliation of forward-looking earnings per diluted share to its most comparable GAAP measure for the second quarter of fiscal year 2015. These additional non-GAAP financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, based on our current expectations, estimates and projections about our operations, industry, financial condition, performance, results of operations, and liquidity. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations. Statements containing words such as “may,” “believes,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “estimates,” “should,” “will,” “designed to,” “projections,” or “business outlook,” or other similar expressions constitute forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Potential factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: potential differences between the Company’s final results that have not been determined as of the date of this release and the unaudited results disclosed in this release, as a result of the completion of the Company’s financial closing procedures, final adjustments, review by the Company’s independent registered public accounting firm and other developments arising between now and the final results, the continuation and/or pace of key trends considered to be main contributors to the Company's growth, such as demand for increased network bandwidth, demand for increasing energy efficiency in the Company's products or end use applications of the products, demand for increasing miniaturization of electronic components; shifts in demand among target customers, and other comparable changes or protracted weakness in projected or anticipated markets; competitive changes in the marketplace, including, but not limited to the pace of growth or adoption rates of applicable products or technologies; shifts in focus among target customers, and other comparable changes in projected or anticipated end user markets; adequate supply of components and materials from our suppliers, and of our products from our third-party manufacturers, to include disruptions due to natural causes or disasters, or related extraordinary weather events; the Company's ability to forecast and achieve anticipated revenues and earnings estimates in light of periodic economic uncertainty, to include impacts arising from European and global economic dynamics; the Company's ability to manage expenses to achieve anticipated amounts; and the amount and timing of expenditures for capital equipment deemed necessary or advisable by the Company. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in the Company's Annual Report on Form 10-K for the fiscal year ended January 26, 2014, including, without limitation, information under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors”, in the Company's other filings with the Securities and Exchange Commission, and in material incorporated therein by reference. In light of the significant risks and uncertainties inherent in the forward-looking information included herein that may cause actual performance and results to differ materially from those predicted, any such forward-looking information should not be regarded as representations or guarantees by the Company of future performance or results, or that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Reported results should not be considered an indication of future performance. Investors are cautioned not to place undue reliance on any forward-looking information contained herein, which reflect management’s analysis only as of the date hereof. Except as required by law, the Company assumes no obligation to publicly release the results of any update or revision to any forward-looking statements that may be made to reflect new information, events or circumstances after the date hereof or to reflect the occurrence of unanticipated or future events, or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The Company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

Semtech and the Semtech logo are registered marks of Semtech Corporation.

SEMTECH CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Table in thousands - except per share amount)

	Three Months Ended
	April 27,	January 26,	April 28,
	2014	2014	2013
	Q1 2015	Q4 2014	Q1 2014
	(Unaudited)		(Unaudited)

Net sales	$132,859	$126,534	$162,407
Cost of sales	54,775	72,729	65,120
Gross profit	78,084	53,805	97,287
Operating costs and expenses:
Selling, general and administrative	31,696	26,421	34,794
Product development and engineering	27,813	37,805	34,559
Intangible amortization and impairments	6,425	36,524	7,856
Goodwill Impairment	-	116,686	-
Restructuring charges	1,001	3,086	-
Total operating costs and expenses	66,935	220,522	77,209
Operating income	11,149	(166,717)	20,078
Interest expense	(1,387)	(1,712)	(4,060)
Interest income and other (expense), net	(278)	(126)	(807)
Income (loss) before taxes	9,484	(168,555)	15,211
Provision for taxes	1,617	42,253	434
Net income (loss)	$7,867	$(210,808)	$14,777

Earnings (loss) per share:
Basic	$0.12	$(3.12)	$0.22
Diluted	$0.12	$(3.12)	$0.22

Weighted average number of shares used in computing earnings per share:
Basic	67,300	67,523	66,956
Diluted	67,970	67,523	68,579

SEMTECH CORPORATION
CONSOLIDATED BALANCE SHEETS
(Table in thousands)

	April 27,	January 26,
	2014	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$241,154	$243,194
Accounts receivable, net	61,722	66,333
Inventories	55,296	60,267
Deferred tax assets	2,956	2,946
Prepaid taxes	2,529	4,993
Other current assets	16,484	15,863
Total current assets	380,141	393,596

Property, plant and equipment, net	111,221	110,121
Long-term investments	3,176	3,674
Prepaid Taxes	2,716	-
Deferred income taxes	365	348
Goodwill	276,898	276,898
Other intangible assets, net	134,205	140,944
Other assets	26,534	23,359
Total assets	$935,256	$948,940

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$38,716	$40,016
Accrued liabilities	33,636	44,148
Deferred revenue	5,694	7,267
Current portion - long term debt	18,534	18,529
Deferred tax liabilities	930	930
Total current liabilities	97,510	110,890

Deferred tax liabilities - non-current	3,626	3,626
Long term debt - less current	268,658	273,293
Other long-term liabilities	26,952	25,288
Stockholders’ equity	538,510	535,843
Total liabilities & stockholders' equity	$935,256	$948,940

SEMTECH CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Table in thousands)

	Three Months Ended
	April 27,	April 28,
	2014	2013
	(Unaudited)	(Unaudited)

Operating activities:
Net income	$7,867	$14,777
Adjustments to reconcile net income to net cash provided by operating activities, net of effects of acquisitions	14,902	2,373
Net cash provided by operating activities	22,769	17,150
Net cash used in investing activities	(8,922)	(6,641)
Net cash (used in) by financing activities	(15,887)	(3,273)
Net increase (decrease) in cash and cash equivalents	(2,040)	7,236
Cash and cash equivalents at beginning of period	243,194	223,192
Cash and cash equivalents at end of period	$241,154	$230,428

SEMTECH CORPORATION
SUPPLEMENTAL INFORMATION - NOTES TO CONSOLIDATED GAAP STATEMENTS OF INCOME
(Tables in thousands - except per share amounts)

	Three Months Ended
	April 27,	January 26,	April 28,
	2014	2014	2013
Stock-based Compensation Expense	Q1 2015	Q4 2014	Q1 2014
	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$363	$519	$328
Selling, general and administrative	4,065	193	4,882
Product development and engineering	2,419	2,268	3,416
Total stock-based compensation expense	$6,847	$2,980	$8,626

	Three Months Ended
	April 27,	January 26,	April 28,
	2014	2014	2013
Gross Profit - Reconciliation GAAP to Non-GAAP	Q1 2015	Q4 2014	Q1 2014
	(Unaudited)	(Unaudited)	(Unaudited)

GAAP gross profit	$78,084	$53,805	$97,287
Adjustments to GAAP gross profit:
Stock-based compensation expense	363	519	328
Acquisition related fair value adjustments	-	-	2,408
Restructuring charges	1,056	16,776	-
Impairment Charges	-	4,342	-
Non-GAAP gross profit	$79,503	$75,442	$100,023

	Three Months Ended
	April 27,	January 26,	April 28,
	2014	2014	2013
Net Income - Reconciliation GAAP to Non-GAAP	Q1 2015	Q4 2014	Q1 2014
	(Unaudited)	(Unaudited)	(Unaudited)

GAAP net income (loss)	$7,867	$(210,808)	$14,777

Adjustments to GAAP net income:
Stock-based compensation expense	$6,847	$2,980	$8,626
Acquisition related fair value adjustments	339	339	2,747
Transaction and integration related expenses	444	(1,873)	931
Intangible amortization and impairments	6,425	6,587	7,856
Restructuring charges	1,001	3,086	-
Impairment charges	1,052	59,075	-
Goodwill impairment	-	116,686	-
Total before taxes	16,108	186,880	20,160
Associated tax effect	(2,212)	39,400	(3,670)
Total of supplemental information net of taxes	13,896	226,280	16,490
Non-GAAP net income	$21,763	$15,472	$31,267

Diluted GAAP earnings (loss) per share	$0.12	$(3.12)	$0.22
Adjustments per above	0.20	3.35	0.24
Diluted non-GAAP earnings per share	$0.32	$0.23	$0.46

	Three Months Ended
	April 27,	January 26,	April 28,
	2014	2014	2013
Tax Impact Associated With Supplemental Information	Q1 2015	Q4 2014	Q1 2014
	(Unaudited)	(Unaudited)	(Unaudited)
Adjustments to GAAP net income:
Stock-based compensation expense	$1,364	$893	$1,203
Acquisition related fair value adjustments	-	(13)	230
Transaction and integration related expenses	138	208	243
Intangible amortization and impairments	1,499	1,405	1,993
Restructuring charges	341	1,865	-
Impairment charges	84	9,432	-
Valuation allowance	(1,214)	(53,191)	-
Total of associated tax effect	2,212	$(39,400)	$3,670

	Three Months Ended
	April 27,	January 26,	April 28,
	2014	2014	2013
	Q1 2015	Q4 2014	Q1 2014
	(Unaudited)	(Unaudited)	(Unaudited)
Free Cash Flow:
Cash Flow from Operations	$22,769	$30,598	17,150
Net Capital Expenditure	(6,379)	(6,411)	(10,742)
Free Cash Flow:	$16,390	$24,187	$6,408

Q2 FY15 Earnings Per Share Guidance
GAAP to Non-GAAP Reconciliation (net of tax)
	Low	High
GAAP EPS	0.18	0.24

Stock based compensation expense	0.08	0.08
Transaction and integration related expenses	0.01	0.01
Amortization of acquired intangibles	0.09	0.09

Non-GAAP EPS	0.36	0.42

CONTACT:
Semtech Corporation
Sandy Harrison, (805) 480-2004
webir@semtech.com